                                                                   EXHIBIT 10.68

                  [LETTERHEAD OF GUY CARPENTER APPEARS HERE]

Cover Note
--------------------------------------------------------------------------------
                                          File #:          8493-03 2000 Combined
                                          Effective Date:  January 1, 2000
                                          Issue Date:      March 9, 2000

COMPANY:
--------

     SCPIE HOLDINGS, INC.,
     AND/OR SCPIE INDEMNITY COMPANY,
     AND/OR AMERICAN HEALTHCARE INDEMNITY COMPANY,
     AND/OR AMERICAN HEALTHCARE SPECIALTY COMPANY,
     AND/OR SCPIE INSURANCE SERVICES, INC.,
     AND/OR SCPIE MANAGEMENT SERVICES, INC.,
     LOS ANGELES, CALIFORNIA
TYPE:
-----

     THIRD EXCESS OF LOSS REINSURANCE

BUSINESS COVERED:
-----------------

     1. Physicians & Surgeons Comprehensive Professional and Business Liability, including Clinics and Clinical Laboratories.

     2. Professional and Business Liability Policies for Hospitals and Healthcare Facilities, including:

         a. Modified Claims Made Coverage Hospitals and Medical Centers (Primary & Excess);

         b.    Claims Made Coverage Hospitals and Medical Centers (Primary &
               Excess);

         c. Excess Automobile Liability and Excess Employers Liability associated with the policy forms outlined above.

     3. Errors and Omissions Liability Policies for Managed Care Organizations, and Directors and Officers Liability Policies.

                                          Page:            2 of 8
                                          File #:          8493-03 2000 Combined
                                          Effective Date:  January 1, 2000
                                          Issue Date:      March 9, 2000


BUSINESS COVERED (CONTINUED)
----------------------------

     4. Physicians and Surgeons Comprehensive Professional Liability and Personal Umbrella Business underwritten by Brown & Brown, Inc., Tampa, Florida.

TERM:
-----

     January 1, 2000 to December 31, 2000 as respects claims made during the calendar year 2000.

     The term "claims made" as used herein shall mean (A) In respect of Claims Made Policies, claims first notified to the Company during the term of this Agreement on any inforce policy or reporting endorsement arising out of incidents subsequent to the retroactive date of said policy as the result of the rendering of or failure to render a professional service or the reporting of losses which arise from the insured premises and operations incidental to the practice of a physician, hospital or managed care organization and/or (B) In respect of Occurrence, or Modified Claims Made Policies, claims or losses first notified to the Company during the term of this Agreement.

     Retroactive date January 1, 1976, except for Extra Contractual Obligations which is January 1, 1979.

     In respect of recoveries made under Limit and Retention, Section B:

          The term "claims made" shall mean claims first reported to the Reinsured during the period January 1, 1992 to December 31, 1994 and first reported to Reinsurers during the term of this Agreement.

     In the event of cancellation, and at the option of the Reinsured, Reinsurers agree to run-off policies in force until natural expiration not to exceed 12 months from the expiration date hereon, subject to a Premium equal to 50% of the Actual Earned Reinsurance Premium.

TERRITORY:
----------

     As per the Company's original policies, contracts, or binders.

EXCLUSIONS:
-----------

     1.  Insolvency Funds.

     2.  Nuclear Incident - Liability - Reinsurance.

                                          Page:            3 of 8
                                          File #:          8493-03 2000 Combined
                                          Effective Date:  January 1, 2000
                                          Issue Date:      March 9, 2000


EXCLUSIONS (CONTINUED)
----------------------

     3. Assumed Reinsurance other than for Licensing, Financial Rating Purposes or Acquisition Purposes.

LIMIT AND RETENTION:
--------------------

     A.) $10,000,000 each and every loss in excess of $10,000,000 each and every loss.

     B.) $10,000,000 each and every loss in excess of $10,000,000 each and every loss covering losses which were first reported to the Company during the period January 1, 1992 to December 31, 1994 and are first reported to the Reinsurers during the term of this Agreement. The coverage provided hereunder shall be no narrower nor broader in scope than that which was provided to the Company under their Second Excess of Loss Reinsurance Agreement in force for the same period (see attached Cover Note Nos. 01-92-0599, 01-93-0599, 01-94-0599).

WARRANTY:
---------

     1.) In respect of Physicians and Surgeons Comprehensive Professional and
         Business Liability Policies, including Clinics and Clinical Laboratories, the Maximum Original Policy Limit is $11,000,000 subject to inuring protection of $8,000,000 in excess of $2,000,000 with a maximum aggregate of $8,000,000 during each 12 month period.

     2.) In respect of Professional and Business Liability Policies for
         Hospitals and Healthcare Facilities, the Maximum Policy Limit is $50,000,000.

     3.) In respect of Errors and Omissions Liability Policies for Managed Care
         Organizations and Directors and Officers Liability Policies, the Maximum Original Policy Limit is $5,000,000.

     4.) It is understood and agreed that the Company shall maintain an 80%
         Quota Share Treaty (being a maximum cession of 80% of $1,000,000/$3,000,000 limit per physician) covering business classified by the Company as Texas Physicians and Surgeons Professional Liability underwritten by Brown & Brown, Inc.

                                          Page:            4 of 8
                                          File #:          8493-03 2000 Combined
                                          Effective Date:  January 1, 2000
                                          Issue Date:      March 9, 2000


PREMIUM:
--------

     .76% of G.N.E.P.I.
     Deposit - $1,292,000 payable $323,000 quarterly.
     Minimum - $1,034,000

REINSTATEMENTS:
---------------

     First - Pro-Rata as to amount, 100% as to Premium.

     Second - Pro-Rata as to amount, 100% as to Premium

ATTACHMENT OF LIABILITY:
------------------------

     (A) For purposes of determining the attachment of the Reinsurers liability hereunder as respects any one loss, all losses (including Discovery Period Losses) involving one or more Original Insureds, arising from the same incident, and in which First Notice of Claim or Circumstance is notified to the Company during the term of this Agreement shall be covered hereunder.

     (B) The date of a loss hereunder shall be the earliest date, within the term of this Agreement, that the Company has received First Notice of Claim or Circumstance.

ACCOUNTING:
-----------

     Premiums - Payments within 60 days of respective due date.
     Losses - Payments within 60 days of receipt of proof of loss. Outstanding losses reported individually as they occur.

GENERAL CONDITIONS:
-------------------

     Loss Adjustment Expenses to be included with the Ultimate Net Loss.
     Excess of Original Policy Limits Clause.
     80% Extra Contractual Obligations Clause.
     Ultimate Net Loss Clause including Declaratory Judgement Expenses incurred in connection with coverage questions and legal actions related to a specific claim.
     Net Retained Lines Clause.
     Notice of Loss Clause.
     Loss Funding Clause - Including IBNR (See Attached).
     Special Funding Clause.
     Confidentiality Clause.
     Commutation Clause by Mutual Agreement.
     Federal Excise Tax Clause.

                                          Page:            5 of 8
                                          File #:          8493-03 2000 Combined
                                          Effective Date:  January 1, 2000
                                          Issue Date:      March 9, 2000


GENERAL CONDITIONS (CONTINUED)
------------------------------

     Errors and Omissions Clause.
     Insolvency Clause.
     Service of Suit Clause.
     Arbitration Clause.
     Access to Records Clause.
     Guy Carpenter & Company, Inc. Intermediary Clause.

INFORMATION:
------------

     With respect to The SCPIE Companies' Reinsurance Program, The SCPIE Companies does not consider the date change to the year 2000, or any other date change, including leap year calculations to be an insurable event, or a covered loss.

     However, losses resulting from an otherwise covered incident under this program, subject to the terms and conditions of the contract, will be treated in the normal manner.

     Reinsurers acknowledge that declaratory judgment expenses are covered under this proposal in accordance with the Ultimate Net Loss Clause. Additionally, for purposes of expanded clarification, the Reinsurers hereunder acknowledge the following:

         "Declaratory judgment expense" as used in the Ultimate Net Clause of this Agreement will mean all expenses incurred by the Company in connection with declaratory judgment actions brought to determine the Company's defense and/or indemnification obligations that are allocable to specific policies and claims subject to this Agreement. Such declaratory judgment expenses will include those arising out of Year 2000 or date recognition issues. Declaratory judgment expense will be deemed to have been incurred by the Company on the date of the loss (if any) giving rise to the declaratory action. In the event there is no loss other than declaratory judgment expense with respect to any claim hereunder, such expense will be deemed loss for the purpose of this Agreement.

REGULATION 98:
--------------

     Premium and loss payments made to Guy Carpenter & Company, Inc. shall be deposited in a Premium and Loss Account in accordance with Section 32.3(a)(1) of Regulation 98 of the New York Insurance Department. The parties hereto consent to withdrawals from said account in accordance with
     Section 32.3(a)(3) of the Regulation, including interest and Federal Excise Tax.

                                          Page:            6 of 8
                                          File #:          8493-03 2000 Combined
                                          Effective Date:  January 1, 2000
                                          Issue Date:      March 9, 2000


EFFECTED WITH:
--------------

REINSURERS                                      FEIN #      NAIC #        %
----------                                      ----        ----         ---
Europa Ruckversicherungs Aktiengesellschaft  AA-1340086                  5.00%
Hannover
Ruckversicherungs-Aktiengesellschaft         AA-1340125                 15.00%
Odyssey Reinsurance Corporation              13-2781282     25070       10.00%
Transatlantic Reinsurance Company           13-56116275     19453       10.00%
Zurich Reinsurance (North America), Inc.     06-1325038     39136       17.50%
                                                                        ------

                                                        Subtotal        57.50%
                                                                        ======

Through Guy Carpenter & Company, Ltd.,
--------------------------------------
        London, England
        ---------------

Underwriters at Lloyd's
-----------------------

Underwriter                  Pseudonym     Syndicate No.  Participation   FEIN #
-----------                  ---------     -------------  -------------   ----------
Mann                         DPM             435          4.5132%         AA-1126435
Spreckley                    HAW            1007          3.0089%         AA-1127007
Shipley                      WEH             362          3.0088%         AA-1126362
Harrington                   HAR            2000          1.5044%         AA-1128000
CG Jago                      HGJ            0205          1.5045%         AA-1126205
CG Jago                      HGJ            0205          0.7522%         AA-1126205
Catlin                       NEW            1900          2.2566%         AA-1127900
*                            WNM             250          0.9027%         AA-1126250
Bannister                    PJG              79          0.7522%         AA-1126079
Meacock                      SAM             727          0.7522%         AA-1126727
Pipe                         PDA             507          1.5044%         AA-1126507
Montgomerie                  AGY             376          0.6018%         AA-1126376
Chaudle                      BFC             780          0.7522%         AA-1126780
Goddard                      MEL            1223          0.9027%         AA-1127223
Corfield                     FRW             190          2.2566%         AA-1126190
DJ Newman                    DJN            1218          1.5044%         AA-1127218
Gravett                      ROS             227          0.3009%         AA-1126227
Pexton                       COX            2027          0.7522%         AA-1128027
Carrington                   CAR            1241          1.5044%         AA-1127241
                                          US2507          2.2567%         AA-1128507
Charman                      AGM            2488          3.0088%         AA-1128488
Tweedie                      CFP             314          0.3761%         AA-1126314

                                          Page:            7 of 8
                                          File #:          8493-03 2000 Combined
                                          Effective Date:  January 1, 2000
                                          Issue Date:      March 9, 2000

                                           C4009         1.5045%
Stuchbery                    RAS            1096         0.7522%  AA-1127096
Catlin                       SJC            1003         0.2317%  AA-1127003
Catlin                       SJC            2003         0.8214%  AA-1128003
Helson                       JAN            1204         4.5133%  AA-1127204
                                                        -------

                                   Total                 42.500%


                                   Total                 100.00%
                                                        -------

                                          Page:            8 of 8
                                          File #:          8493-03 2000 Combined
                                          Effective Date:  January 1, 2000
                                          Issue Date:      March 9, 2000


This Cover Note confirms the terms and conditions of the reinsurance negotiated with the listed reinsurers on your behalf. In the event that any of these details do not meet with your approval, or the security of the participating reinsurers does not meet with your requirements, please notify this office immediately. If all is in order, please sign and return one copy of this Cover Note to confirm your approval and complete our files.

____________________________________    ____________________________________
        Managing Director
   Guy Carpenter & Company, Inc.                 SCPIE Holdings, Inc.

____________________________________    ____________________________________
            Date                                         Date